Exhibit 3
Names and addresses of the Underwriters of the Republic of Italy’s
3.5% Notes due July 15, 2011

Underwriters’ Addresses in relation to the Republic of Italy’s US$2,500,000,000
3.5% Notes due July 15, 2011

Goldman Sachs International	Peterborough Court
133 Fleet Street
London EC4A 2BB
England

J.P. Morgan Securities Ltd.	125 London Wall
London EC2Y 5AJ
England

Merrill Lynch International	Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

Barclays Bank plc	Barclays Bank PLC
1 Churchill Place
London, E14 5HP

BNP PARIBAS	787 Seventh Avenue
New York, NY 10019
U.S.A.

Citigroup Global Markets Inc.	388 Greenwich Street
New York, NY 10013
U.S.A.

Credit Suisse Securities (Europe) Limited	One Cabot Square
London, E14 4QJ
England

Deutsche Bank AG, London Branch	Winchester House
1 Great Winchester Street
London, EC2N 2DB
England

HSBC Bank plc	8 Canada Square
London E14 5HQ
England

Lehman Brothers International (Europe)	25 Bank Street
Canary Wharf
London E14 5LE
England

Morgan Stanley & Co. International Limited	20 Bank Street
Canary Wharf
London E14 4AD
England

UBS Limited	1 Finsbury Avenue
London EC2M 2PP
England